American Realty Capital Properties

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American Realty Capital Properties Investor & Analyst Day

Wednesday, July 24, 2013
New York, NY

Please join American Realty Capital Properties for an investor and analyst day. Nicholas S. Schorsch, Chairman & CEO, and other members from the executive management team will discuss the Company's investment strategy, current and future initiatives, and their mid-year outlook for 2013.

More Information to Follow

Contact: Heather Gentry | hgentry@arlcap.com | (646)-937-6904